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                                                                   Exhibit 10.14

                       SEPARATION AND CONSULTING AGREEMENT
                       -----------------------------------

     THIS SEPARATION AND CONSULTING AGREEMENT (the "Agreement") is entered into as of November 27, 2001 by and between GEMSTAR-TV GUIDE INTERNATIONAL, INC. ("Company") and JOACHIM KIENER ("Consultant").

     WHEREAS, Consultant bas been employed as Co-President and Co-Chief Operating Officer of Company, pursuant to an Employment Agreement, entered into as of March 1, 1999 (the "Employment Agreement");

     WHEREAS, Consultant and Company have mutually agreed to terminate their employment relationship upon the terms set forth herein;

     WHEREAS, Consultant is willing to provide advice to and consult with Company and its affiliates, on a non-exclusive basis, as Company (and/or its affiliates) may reasonably request from time to time on matters with which Consultant was familiar and/or about which Consultant acquired knowledge, expertise and/or experience during the time that Consultant was employed by Company or its affiliate(s);

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

     1.   Separation from Employment.
          --------------------------

     Consultant's employment at Company shall terminate permanently, by mutual agreement, effective November 28, 2001, and the Employment Agreement shall terminate effective on that same date, provided, however, that notwithstanding anything herein to the contrary, Schedule II, Section 6 and Sections 8 (g) and
(h) of the Employment Agreement shall

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continue to apply in accordance with their terms. This employment termination is a termination of employment by Company without cause.

     2.   Resignation from Board.
          ----------------------

     By execution of this Agreement, Consultant hereby resigns as a member of the Board of Directors of Company and any of its corporate affiliates effective June 4, 2001.

     3.   Administrative Support.
          ----------------------

     For a period of three (3) months after November 28, 2001, Company shall provide Consultant telephone answering services by an individual or individuals assigned, on a non-exclusive basis, to answer his former telephone extension(s) at 1211 Avenue of the Americas, New York, New York.

     4.   Consulting Agreement.
          --------------------

          a.   Consulting Payment, Period and Responsibilities.
               -----------------------------------------------

          Within three (3) days after expiration of the revocation period provided for in Paragraph 12(b) ("Revocation Period"), Company will pay Consultant the gross sum of $2,580,000 (Two Million Five Hundred Eighty Thousand Dollars) (the "Consulting Fee") to retain Consultant, on a non-exclusive basis, as a consultant to Company for a period of thirty-six (36) months, unless earlier terminated by mutual agreement of Company and Consultant, commencing on the date of this Agreement. Consultant hereby agrees to provide advice to and consult with Company and its affiliates, on a non-exclusive basis, as Company (and/or its affiliates) may reasonably request from time to time on matters with which Consultant was familiar and/or about which Consultant acquired knowledge, expertise and/or experience during the time that Consultant was employed by Company or its affiliate(s). Nothing herein shall

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restrict Consultant from becoming employed (on a full-time or part-time basis)
by or rendering services as a consultant or otherwise to any other entity or person except to the extent specifically set forth in Paragraph 4(f) of this Agreement.

          b.   Expenses.
               --------

          Company shall reimburse Consultant for reasonable travel and other business expenses incurred in the performance of the duties hereunder in accordance with Company's general policies, as they may be amended from time to time during the course of this Agreement, provided that Consultant receives the advance, written and specific approval from Company before incurring any such expenses in excess of $500, and provided Consultant produces receipts or other similar documentation of such expenses to Company for such reimbursement.

          c.   Relationship of the Parties.
               ---------------------------

          Consultant shall operate at all times as an independent contractor of Company This Agreement does not authorize Consultant to act for Company as its agent or to make commitments on behalf of Company. Consultant and Company intend that an independent contractor relationship be created by this Agreement, and nothing herein shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted action. Consultant at no time shall hold himself out as an agent of Company for any purpose, including reporting to any governmental authority or agency, and shall have no authority to bind Company to any obligation whatsoever.

          d.   Taxes.
               -----

          Consultant is required to make appropriate filings with the taxing authorities to account for and make all payments required of him by the local, state, and federal authorities of

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income tax and self-employment taxes on the Consulting Fee. Consultant further agrees to indemnify and hold harmless Company from any and all claims made by the above-mentioned taxing authorities as a consequence of Consultant's failure to make appropriate filings with the taxing authorities to account for or to make all payments required of him by the local, state, and federal authorities of income tax and self-employment taxes on the Consulting Fee. (For the avoidance of doubt and without limitation, Consultant has no obligations under this Paragraph 4(d), directly or indirectly, in respect of taxes (if any) under
Section 4999 of the Internal Revenue Code of 1986, as amended, or any payments made in respect of any such taxes.) If Company determines that applicable law requires that taxes should by withheld from the Consulting Fee, Company reserves the right to withhold, as legally required, and to notify Consultant accordingly. Nothing this Paragraph 4(d) is intended to, or should be construed to, limit in any respect Company's obligations or Consultant's rights under
Schedule II of the Employment Agreement.

          e.   Non-Solicitation of Employees.
               -----------------------------

          In return for the consideration in Paragraph 4(a) of this Agreement, Consultant also agrees that for a period of thirty-six (36) months commencing on the date of this Agreement, he will not directly or indirectly solicit or hire any employee of Company or in any way intentionally interfere with relationship between Company and its employees and independent contractors.

          f.   Non-Compete.
               -----------

          In return for the consideration in Section 4(a) of this Agreement, Consultant also agrees that for a period of thirty-six (36) months commencing on the date of this Agreement, he will not, in any manner directly or indirectly, engage in any business which, as a primary

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business activity, provides television viewing guidance, whether interactively, in print or otherwise, to consumers in the United States in material competition with Company and will not directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be employed by, or connected in any manner with any corporation, firm or business that is so engaged. The foregoing does not prohibit Consultant's ownership of less than five percent (5%) of the outstanding common stock of any company whose shares are publicly trade on a national stock exchange or a quotation system of the National Association of Securities Dealers.

     5.   Stock Options.
          -------------

     On the day following the expiration of the Revocation Period, all stock options previously granted to Consultant by TV Guide, Inc., TV Guide International, Inc., and/or Company shall immediately vest in full and shall become fully exercisable, and all previously vested stock options shall remain fully exercisable, both for the following terms:

     Option Grant Date                           Last Date to Exercise

     March 1, 1999                               February 28, 2009

     October 1, 1999                             September 30, 2009

A schedule of the stock options previously granted to Consultant is attached hereto as Exhibit A and incorporated herein.

     6.   Insurance Coverage.
          ------------------

     For a period of sixty (60) months commencing on November 28, 2001, or until Consultant obtains other employment (excluding self-employment or engagement as a consultant), whichever is sooner. Company shall continue to provide medical, dental, life, and

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disability insurance coverage to Consultant (and, with regard to medical and dental insurance coverage, to Consultant's eligible dependents), at no cost to Consultant, at a level commensurate with the coverage provided from time to time to Company's senior executives. If Consultant has not previously obtained other employment (excluding self-employment or engagement as a consultant) during the aforementioned sixty (60) months, following the completion of the sixty (60) months, Consultant shall be given the right to continue, at his own expense, medical and dental insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and the opportunity to continue, at his own expense, medical, dental, life, and disability insurance coverage pursuant to and to the extent permitted by the terms of the policies under which such coverage bas been provided to Consultant by Company.

     7.   Indemnity.
          ---------

     To the maximum extent permitted by applicable law, Company shall indemnify Consultant (and his heirs, executors, and administrators) and hold Consultant (and his heirs, executors, and administrators) harmless from and against any and all claims, liabilities, judgments, fines, penalties, costs, and expenses (including, without limitation, reasonable attorneys' fees, costs of investigation and experts, settlements, and other amounts actually incurred by Consultant in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon) incurred by Consultant in any and all threatened, pending, future, or completed actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (including, without limitation, actions, suits, or proceedings brought by or in the name of Company), arising, directly or indirectly, by reason of Consultant's status, actions, or inactions as a director, officer, employee, agent or consultant of Company, any of its predecessors, or any of its affiliates so long as Consultant's conduct was in good faith. Company

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shall have the right to choose counsel for Consultant, following good faith consultation with Consultant, and the right to control the defense, including any decisions regarding settlement, following good faith consultation with Consultant. Company shall promptly pay for any and all expenses incurred by Consultant in defending any and all such actions, suits, or proceedings to the maximum extent permitted by applicable law, provided Consultant produces invoices or other similar documentation of such expenses incurred to Company for such payment.

         8.       Non-Disparagement.
                  -----------------

         Consultant agrees not to criticize Company, its affiliates, officers, shareholders, or employees and agrees further not to speak of Company, its affiliates, officers, shareholders, or employees in an unflattering way. Company agrees to instruct its senior executives not to criticize Consultant or to speak of Consultant in an unflattering way and to exercise its best efforts to ensure that its senior executives comply with the instruction.

         9.       Personal Materials.
                  ------------------

         In the event that Company receives, or is or becomes aware of, personal files, documents, or correspondence of Consultant in its possession (whether in electronic or hardcopy format or otherwise), it shall promptly forward such materials to Consultant and shall take reasonable steps to keep in strictest confidence the contents of any such materials.

         10.      Cooperation.
                  -----------

         Consultant agrees during the term of this Agreement and thereafter to cooperate in Company's defense or prosecution of any claims or actions where Company reasonably determines that Consultant's cooperation is desirable. Company agrees to pay Consultant's reasonable expenses incurred in connection with such cooperation.


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         11.      Attorneys' Fees.
                  ---------------

         Within ten (10) days after the expiration of the Revocation Period, Company will pay Consultant the sum of $164,493.64 as total reimbursement, for his attorneys' fees incurred in connection with this Agreement.

         12.      Releases.
                  ---------

                  a.       Release by Company.
                           -------------------

                  Gemstar-TV Guide International, Inc., on its own behalf and on behalf of its current and former parents, subsidiaries, corporate affiliates (including without limitation all its subsidiaries and related entities), joint venturers, predecessors, successors, employees (excepting any claims which may be brought by any such employees arising out of any personal causes of action unrelated to the company's business), and assigns (collectively "Company Releasors") hereby voluntarily and knowingly releases and discharges Consultant, his heirs, executors, administrators, and assigns from any and all actions, causes of action, claims, grievances, complaints, accounts, or demands ("Claims"), whether known or unknown, which Gemstar-TV Guide International, Inc. or any of Company Releasors ever had or may have at any time through the date of this release, except for Claims under or to enforce the terms of this Agreement, Claims under or to enforce the terms of Section 6, Schedule II and Sections 8(g) and (h) of the Employment Agreement, and Claims for reimbursement by Company of amounts incurred by Company for Consultant's personal benefit and convenience during the course of his previous employment as an employee with Company (provided that any Claim for such reimbursement must be submitted by November 25, 2001), which Claims Company specifically reserves.

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                  b.       Release by Consultant.
                           ---------------------

                  Consultant, on his own behalf and on behalf of his heirs, executors, administrators, and assigns (collectively "Consultant Releasors") hereby voluntarily and knowingly releases Company, its current and former parents, subsidiaries, corporate affiliates (including without limitation all its subsidiaries and related entities), joint ventures, predecessors, successors, employees, and assigns from any and all actions, causes of action, claims, grievances, complaints, accounts, or demands ("Claims"), whether known or unknown, which Consultant or any of the Consultant Releasors ever had or may have at any time through the date of this Release, except for Claims under or to enforce the terms of this Agreement, Claims under or to enforce the terms of
Schedule II of the Employment Agreement, Claims relating to Consultant's rights under existing deferred compensation and retirement plans and other employee benefit plans, and Claims for reimbursement of reasonable business expenditures incurred by Consultant during the course of his employment at Company (provided that Claims for such reimbursement are submitted by November 25, 2001), which Claims Consultant specifically reserves.

                  Consultant understands and acknowledges that the Claims covered by the Release include Claims for age discrimination under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended by the Older Workers' Benefit Protection Act of 1990. Consultant further acknowledges that he has been given a reasonable period of time (a maximum of twenty-one (21) days) to consider this Agreement and that he has elected to sign it on this date, after having taken what he considers to be a sufficient period of time to consider it. Consultant understands that he is entitled to revoke this Agreement within seven (7) days after executing it and that this Agreement will not become effective until the seven-day revocation period has

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expired. Revocation may be effected by giving written notice of revocation to
Jonathan Orlick. Consultant further agrees that consideration has been paid by Company in order to effect a valid waiver of any claims under the federal age discrimination laws. Finally, Consultant is hereby advised to consult with his attorney, and acknowledges that he has done so, prior to signing this Agreement because he is giving up significant rights.

                  c.       Section 1542.
                           -------------

                  Company and Consultant each expressly waive and relinquish all rights and benefits of the provisions of Section 1542 of the Civil Code of the State of California, as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         13.      News Corporation.
                  ----------------

         Nothing in this Agreement (including without limitation the release by Consultant set forth in Paragraph 12 (b) of this Agreement) is intended to, or shall be construed to, affect, limit, alter, or waive in any respect any existing agreement between Consultant and the News Corporation Limited of any rights that Consultant may have against or otherwise with respect to the News Corporation Limited.

         14.      Excise Tax Gross Up.
                  --------------------

         Consultant has reviewed the conclusions of KPMG as set forth in KPMG's letter to Mr. Craig Waggy, dated November 14, 2001. Consultant may request KPMG to confirm the conclusions set out in such letter at the time at which Consultant files affected tax returns. Provided that KPMG confirms its conclusions, Consultant agrees to conform his tax position to

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such KPMG's conclusions, and, unless and until such time as any final determination for excise tax may be made by the Internal Revenue Service (or a court or other decision maker with competent jurisdiction), to forego his rights with respect to obtaining any Employee Determination as set forth in Schedule II
(b) of the Agreement.

         Concurrently herewith, in addition to the other payments contemplated under this Agreement, Company shall pay too Consultant $84,000.00 to reimburse him for tax related expenses incurred by him.

         For the avoidance of doubt and without limiting any rights of Consultant, if there is any successful, final assertion of an excise tax liability under Section 4999 of the Code (or any successor thereto), (i)
Schedule II shall apply in accordance with its terms without regard to Consultant's agreement to forego an Employee Determination to the limited extent specified above in this Paragraph 14, and (ii) in furtherance of the foregoing, Consultant will be entitled to be grossed up under Schedule II in accordance with its terms, which the parties agree will continue to apply with respect to, without limitation, the payments under this Agreement.

         15.      Miscellaneous.
                  -------------

                  a.       Succession; Survival.
                           --------------------

                  This Agreement shall inure to the benefit of and shall be binding upon Company and its successors and assigns.

                  b.       Entire Agreement; Amendments.
                           ----------------------------

                  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and it supersedes the Employment Agreement and any other prior agreements, undertakings, commitments, and practices relating to the Consultant's employment by Company

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or its affiliates, except to the extent set forth in Paragraph 1 of this
Agreement and except for any other agreements necessary to give effect to the provisions of this Agreement, including, without limitation, stock option agreements and agreements relating to medical, dental, life, and disability insurance coverage, if any. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Consultant and on behalf of Company.

                  c.       Waiver.
                           ------

                  No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

                  d.       Choice of Law.
                           --------------

                  This Agreement shall be governed by, and construed under, the laws of the State of California governing contracts made and to be performed in that State, without reference to principles of conflicts of law, and that any arbitration pursuant to Paragraph 15(e) of this Agreement shall be governed by the Federal Arbitration Act.

                  e.       Arbitration.
                           -----------

                  Any controversy or claim arising out of or relating to this Agreement, its enforcement, or interpretation, or because of any alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration. Such arbitration shall be held in Los Angeles County, California in accordance with California Code of Civil Procedure Sections 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in such arbitration shall be entitled, in addition to all other relief, to reasonable

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attorneys' fees relating to such arbitration. The non-prevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc. For the avoidance of doubt, nothing in this Paragraph 15(e) is intended to, or should be construed to, supersede, alter, or limit in any fashion the terms Schedule II of the Employment Agreement.

                  f.       Severability.
                           -------------

                  If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

                  g.       Section Headings.
                           -----------------

                  Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  h.       Counterparts.
                           -------------

                  This Agreement and any amendment thereto may be executed in several counterparts. All of such counterparts shall constitute one and the same agreement.

                  i.       Interpretation.
                           --------------

                  Any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

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                  j.       Confidentiality.
                           ---------------

                  Consultant agrees to keep the terms of this Agreement confidential and not to disclose them, except as required by law, to any third patty other than members of his immediate family and to his attorneys, accountants, or other advisors with a need to know.

                  k.       Further Necessary Action.
                           ------------------------

                  The parties agree to execute any document or instruments and take any further actions necessary to effectuate the terms of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   GEMSTAR TV GUIDE INTERNATIONAL, INC.

                                   By:      /s/ Jonathan Orlick
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   JOACHIM KIENER

                                            /s/ Joachim Kiener
                                   ---------------------------------------------